EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 filed on December 17, 2021, (File No. 333-261734), of our report dated March 31, 2022 on the consolidated financial statements of Recruiter.com Group, Inc. as of and for the years ended December 31, 2021 and 2020, which report is included in the Annual Report on Form 10-K of Recruiter.com Group, Inc. for the year ended December 31, 2021.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 31, 2022